EXHIBIT 23.2

CONSENT OF MCNAIR, MCLEMORE, MIDDLEBROOKS & CO., LLP
(SNB BANCSHARES, INC.)

[LETTERHEAD OF MCNAIR, MCLEMORE, MIDDLEBROOKS & CO., LLP]

February 27, 2003

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 17, 2003, accompanying the consolidated financial statements of SNB Bancshares, Inc. which report is included in the Form 10-K of SNB Bancshares, Inc., for the period ended December 31, 2002. We hereby consent to incorporation by reference of that report and to the reference to our firm under the heading “Experts” in the Registration Statement on Form S-4 of SNB Bancshares, Inc.

/s/ McNair, McLemore, Middlebrooks & Co., LLP McNair, McLemore, Middlebrooks & Co., LLP